Exhibit 99.1

News Release General Inquiries: (877) 847-0008 www.sanchezpp.com

Sanchez Production Partners Announces Distributions on

Common Units and Class A Preferred Units

HOUSTON—(Marketwired)—Nov. 10, 2015—Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) has declared a third quarter 2015 cash distribution on its common units of $0.40 per unit ($1.60 per unit annualized) payable on Nov. 30, 2015 to holders of record on Nov. 20, 2015.  The Partnership has also declared a third quarter 2015 paid-in-kind distribution of 2.5% on its Class A preferred units payable on Nov. 30, 2015 to holders of record on Nov. 20, 2015.

ABOUT THE PARTNERSHIP

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit and Webb Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership announced in March 2015 that is exploring the possible divestiture of its assets and operations in Oklahoma and Kansas.

ADDITIONAL INFORMATION

Additional information about SPP can be found in the Partnership’s documents on file with the U.S. Securities and Exchange Commission (www.sec.gov) and in the “Investor Presentation” available on the Partnership’s website.

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of SPP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, SPP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

FORWARD-LOOKING STATEMENTS

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward—looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financial strategy; anticipated effects of transactions; timing or ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis or at all and perform under the gathering and processing agreement; drilling locations; oil, natural gas and natural gas liquids reserves; realized oil, natural gas and natural gas liquids prices; production volumes; lease operating expenses, general and administrative expenses and development costs; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our U.S. Securities and Exchange Commission (“SEC”) filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

Sanchez Production Partners GP LLC

(877) 847-0009